Exhibit 99.1

Statement made at a conference call on August 23, 2004:

Good morning. My name is Lloyd McAdams, and I am chief Executive Officer and President of Anworth Mortgage Asset Corporation.

Replays of this call will be available on the Internet at Anworth’s website or by telephone for a 7-day period commencing at 7:00 PM Eastern Time this evening.

Before we begin, I will make a brief introductory statement.

Statements made on this conference call may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters, including statements regarding our business strategy; market trends and risks; assumptions regarding interest rates; and assumptions regarding prepayment rates on the mortgage loans securing our mortgage-backed securities, all of which are forward-looking by their nature.

These forward-looking statements are subject to various risks and uncertainties which are discussed under the heading “risk factors” in our Form 10-K and in other periodic reports that we file from time to time with the Securities and Exchange Commission, including risks relating to: increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets; risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; and management’s ability to manage our growth and planned expansion.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements that may be made today to reflect any change in our expectations, or any change in events, conditions or circumstances based on which any such statements are made. Thank you.

On November 3, 2003, Belvedere Trust Mortgage Corporation, or Belvedere, was formed as a qualified REIT subsidiary of Anworth Mortgage Asset Corporation to acquire and own mortgage loans, with a focus on the high credit-quality jumbo adjustable rate, hybrid and second-lien mortgage markets. As part of Belvedere’s business plan, it is our intent to securitize the mortgage loans Belvedere acquires and subsequently sell some mortgage-backed securities in the capital markets while retaining other securities in its portfolio.

Belvedere has entered into a management agreement with BT Management Company, a Delaware limited liability company owned 50% by Anworth and 50% by the executive officers of Belvedere, pursuant to which BT Management manages the day-to-day operations of Belvedere in exchange for an annual base management fee and a quarterly incentive fee.

Since its inception, Belvedere has functioned as an operating company with management infrastructure, entered into purchase agreements with a variety of large and small loan mortgage originators, established short-term funding facilities, and as of July 31, 2004 completed four securitization transactions.

We apply operating discipline with the intent to produce superior risk-adjusted returns. Belvedere’s management team has considerable expertise in mortgage finance, asset/liability management, and the acquisition and management of mortgage assets.

Our operating strategies for the Belvedere subsidiary include:

(1)	targeting mortgages from high credit quality niche segments of the first-lien jumbo, adjustable rate and hybrid mortgage markets, and second-lien mortgage markets, where superior risk-adjusted returns may be available;

(2)	developing comprehensive mortgage investment tools and disciplines to support our asset acquisition, portfolio management and risk management activities; and

(3)	pursuing our growth strategy by building the infrastructure to implement our business plan and obtaining the scaling benefits of managing a large portfolio of whole loan assets.

We believe our whole loan business strategy currently provides us with certain competitive advantages, including:

(1)	by not originating or servicing mortgages ourselves, we limit our fixed expenses and reduce overhead cost and prepayment risk;

(2)	we have agreements in place with a number of mortgage originators which provide us with stable product sourcing whilesimultaneously allowing us to maintain tight quality controls;

(3)	we securitize large pools of mortgages and, out of the larger pools of collateral, often structure series of securities for retention which may frequently have features that specifically benefit our investment strategy; and

(4)	we have retained only securities from our own securitizations. We believe that being in charge of the selection of the mortgages that act as collateral for the securitizations promotes a consistent quality profile and provides us with greater certainty regarding expected performance.

We focus on acquiring loans in specific niche segments of the jumbo adjustable rate and hybrid mortgage markets to the extent possible. In order to reduce credit exposure, we target the higher end of “prime credit” loans, where the borrower’s FICO credit rating score exceeds 680. The average FICO score of all loans we have acquired exceeds 730. Belvedere management’s focus on whole loans allows us to employ loan level proprietary data analysis, financial modeling and risk modeling to identify specific segments and pools of loans that project superior risk-adjusted yields.

Within the first-lien whole loan mortgage market, we focus on specific segments of the jumbo adjustable rate and hybrid mortgage markets. We believe that jumbo mortgages, with balances above conforming limits, have tended to provide better spreads and greater risk-adjusted returns than conforming mortgages. We emphasize the high-end of the prime market segments to limit credit risk. We also emphasize the adjustable rate and hybrid market segments because we believe it is relatively easier to manage associated funding and risk exposures in those market segments than it is in others.

In this whole loan portion of our portfolio, we can utilize the associated data to determine whether the underlying mortgages should possess characteristics that are likely to improve our overall risk-adjusted returns. Our segmentation analysis may include the loans’ purpose, origination channel, size, age, loan-to-value ratio, credit score and geographic region. We believe those loans with more predictable behaviors, as indicated by our segmentation analyses, can be better match funded and hedged by us, thereby increasing the prospects of our achieving higher and more stable investment spreads and returns on our invested capital.

Our initial acquisitions of whole loans were newly originated mortgage loans in bulk transactions from select large originators. Our sourcing strategy focuses on direct relationships with mortgage lenders that originate the types of loans identified by our segmentation analysis. We believe these relationships will likely provide us with both a competitive advantage and a relatively consistent source of attractive loans from mini-bulk or flow transactions. We expect to continue to supplement loans purchased from our direct relationships with opportunistic bulk acquisitions from various sellers, including large originators. We do not plan at this time to enter the origination business; however, we do review and monitor the underwriting process and criteria for each of the originators with whom we have a relationship.

We do not, in general, intend to purchase and own mortgage servicing rights. We invest in whole loans primarily on a servicing-retained basis, where the originating institution retains the servicing rights associated with the mortgages sold. In order to facilitate a transaction, we occasionally buy loans on a servicing-released basis and have, in those cases, chosen to sell the servicing subsequently to a large mortgage servicer. By limiting our ownership of servicing, we believe that we reduce both the related operational risks and the total amount invested in the loans (and thereby reduce premium amortization risk) and also increase Belvedere’s focus on its core whole loan investment objectives and strategies.

We leverage our capital allocated to whole-loan investment by borrowing funds through short-term and long-term secured debt facilities. Our goal is to use leverage prudently, as dictated by our integrated risk management strategy, to enhance spread income and returns to stockholders. The cornerstone of our long-term whole loan finance strategy is securitization of our whole loans. Securitization materially limits liquidity risks and potentially maximizes risk-adjusted returns on capital.

To facilitate the financing of some of the securities which we own, we have in place, as of June 30, a variety of short-term borrowing arrangements, including reverse repurchase agreements with 5 dealers. As of June 30, we also had two whole loan credit facilities with credit limits totaling $450 million. When we purchase whole loans, we typically fund them through one of these warehouse facilities. We have implemented a program to hedge select warehouse loans with Euro-dollar futures until they have been priced as securities. The whole loans are kept in the warehouse facility where they earn a spread until they are securitized.

Our whole loan risk management program integrates the disciplines of credit risk management, market and interest rate risk management and operational risk management. This program in turn assists us in making capital allocations between various sectors of the whole loan market and agency mortgage backed securities market.

Our whole loan investment strategy focuses on high credit quality loans rather than sub-prime mortgages. We regularly evaluate the quality of lender underwriting criteria and appraisal standards to ensure that the quality of loans, independent of FICO credit scores, meet our requirements.